Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (333-272559) and Forms F-3 (333-278430, 333-278431 and 333-279549) of our report dated April 28, 2023 relating to the consolidated financial statements of Apollomics Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

April 3, 2025